LOAN/MORTGAGE COMMITMENT

BETWEEN:

TABLE ROCK HOLDINGS INC., 1916761 ONTARIO LIMITED and D & D BRANNAN CONSULTANTS INC.
(“Lender”)

and

1684567 ONTARIO INC. and SUSGLOBAL ENERGY BELLEVILLE LTD.
(“Borrower”)

SUSGLOBAL ENERGY CORP. (“Guarantor”)

RE: 1684567 ONTARIO INC. (“1684567”) and SUSGLOBAL ENERGY BELLEVILLE LTD “Susglobal Belleville”) PLEDGE OF SHARES AND FIRST POSITION PPSA INTEREST RE SHARES AND FIRST MORTGAGE LOAN ON PHILLIPSTON ROAD PROPERTIES LEGALLY DESCRIBED IN PIN 40532-0032 AND 40532-0041 (the “Premises”)

The Lender hereby commits to lend to the Borrower and the Borrower commits to borrow from the Lender the amount set forth in paragraph 1.1 below subject to the following terms and conditions:

1.0      DETAILS OF MORTGAGE LOAN

Loan amount and priority: The sum of ONE MILLION EIGHT-HUNDRED THOUSAND ($1,800,000.00) by way of a pledge of shares of 1684567, first position PPSA registration and first mortgage on the Premises.

Interest Rate: The interest rate applicable to the first mortgage loan shall be the greater of 6.05% over the RBC prime rate of interest or the sum of ten percent (10%) per annum calculated and payable interest only monthly.

Term: The term shall be for one (1) year from the date of closing.

Deposit: A deposit of Twenty thousand dollars ($20,000.00) shall be payable by the Borrower to the Lender’s counsel upon execution of this commitment by the Borrower. The deposit shall be used for payment of the Lender’s legal fees as contemplated in Section 4 hereof, and to conduct an appraisal of the Premises as contemplated in Section 19 hereof.

Payment Dates: Monthly, commencing one month from the date of the advance. Any payment received after 1:00 p.m. shall be deemed to have been made on the next banking day following receipt. For purposes of this paragraph, Saturday, Sunday and Provincial and Federal holidays shall be deemed to be non-banking days. The Lender acknowledges that in accordance with the terms of Schedule A, the Borrower will be providing twelve post-dated cheques on Closing.

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Purpose of Loan: To fund the purchase of the shares of 1684567 by Susglobal Belleville.

Consultant’s Fees: A consultant’s fee of four percent of the principal of the loan (4%), plus HST, shall be payable on closing to Table Rock Holdings Inc. or as it shall direct, which amount shall be non-refundable in the event that the Borrower does not complete the within transaction for any reason or does not supply any information or documentation so as to prevent the completion of the loan by the Lender.

2.0      SECURITY DETAILS

Mortgage:      A first mortgage on the Premises as detailed above comprising approx. forty-three (43) acres.

Pledge of shares/PPSA registration: A pledge of the shares of 1684567 and a first priority PPSA registration re the same;

Other:	A general assignment of rents;
Mortgage of any leases with respect to the Premises
Such further and other security as may be required by the Lender in its sole discretion, acting reasonably.

Legal Description: The legal description of the security, in its entirety, is to be determined on a title search by the lender’s solicitor, but is to include (and not necessarily be limited to) the following lands, subject to confirmation by the mortgagor’s solicitor:

40532-0032: PT LT 20 CON 8 THURLOW PT 1 21R19513; BELLEVILLE; COUNTY OF HASTINGS

40532-0041: PT LT 20 CON 8 THURLOW PT 25, 27 AND 29 21R6801; BELLEVILLE; COUNTY OF HASTINGS

3.0      PLAN APPROVAL

In the event that any improvements are being made to the premises from the mortgage proceeds, the Borrower acknowledges that the final plans and specifications must be pre- approved by the Lender before funding of any construction advances, such approval not to be unreasonably withheld. No substantial alterations are to be made to the plans without the prior approval of the Lender, such approval not to be unreasonably withheld.

4.0     SOLICITORS: Tracy Ventresca of Brannan Law shall be acting for the Lender and the solicitor’s fee in the amount of $15,000.00 plus HST and disbursements including the cost of title insurance shall be paid by the Borrower which amount shall be non-refundable in the event that the Borrower does not complete the within transaction for any reason or does not supply any information or documentation so as to prevent the completion of the mortgage by the Lender.

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5.0      DISBURSEMENT OF FUNDS: The mortgage advance shall be disbursed as follows:

The loan shall be advanced on the date of closing to the Borrowers subject to the compliance by the Borrowers with the terms of this commitment.

The initial advance is to be made on or before May 17th, 2019, failing which, this commitment is, at the Lender’s sole option, to be considered null and void. Notwithstanding the foregoing, the parties will use all reasonable efforts to ensure the advance is completed on or by May 17, 2019.

6.0      INSURANCE

The Borrower shall insure and keep insured the Premises or the project and all insurable property from time to time forming part of the Premises in an amount not less than the full 100% guaranteed replacement cost thereof against the perils of all risk under such form as is satisfactory to the Lender keeping in mind the use of the Premises by the Borrower and the potential liability to be incurred. Then Lender shall be named on the loss payable clause of the subject insurance.

The Borrower shall maintain public liability insurance to such an amount not less than $2 Million on a per-occurrence basis or such other amount as is satisfactory to the Lender.

Any and all insurance policies shall be in a form and scope satisfactory to the Lender and its solicitor and the premiums for the same shall be pre-paid for a period of not less than one year from the date of advance.

7.0      SPECIAL CLAUSES

In addition to the standard charge terms referred to tin the mortgage, the Borrower and Lender agree that the provisions contained in Schedule “A” annexed hereto shall apply.

8.0      SURVEY

A proper building location survey prepared and stamped by and Ontario Land Surveyor satisfactory to the Lender shall be provided by the Borrower or, in the alternative, survey coverage provided by a customary lender’s title insurance policy.

9.0      TAXES

All taxes and special assessments due and payable with respect to the Premises shall be paid by the Borrower prior to or from the first advance.

10.0    BORROWER’S AND GUARANTOR’S REPRESENTATIONS

If at any time it is discovered that there is or has been any material discrepancy or misrepresentation in any written information or representations made or furnished to the Lender by or on behalf of the Borrower or the Guarantor, the Lender shall be entitled to consider the mortgage in default and proceed to enforce the mortgage in any way permissible according to

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the terms of the mortgage or in law and may decline to make any further advances under the mortgage.

11.0    TIME OF THE ESSENCE

It is understood that, with respect to any and all terms of this agreement, time shall be of the essence.

12.0    ASSIGNMENT OF CONTRACT

The Borrower shall not assign any of its rights and obligations hereunder without the consent of the Lender.

13.0    INTERPRETATION OF CONTRACT

This agreement shall be interpreted in accordance with the Laws of the Province of Ontario.

14.0    WAIVER OF DEFAULT OF BORROWER

Any waiver by the Lender of any default by the Borrower or any omission on the part of the Lender with respect to any default by the Borrower shall not extend to or be taken in any manner whatsoever to affect any subsequent default by the Borrower or the rights in the Lender resulting therefrom.

15.0    NOTICES

Any notice required or permitted to be given hereunder shall be sufficiently given if sent by prepaid registered mail and addressed, in the case of the Borrower or Guarantor, at the address of the Borrower’s solicitor at the time of the granting of the first advance and in the case of the Lender to the Lender’s solicitor from time to time.

16.0    SUCCESSORS OR PERMITTED ASSIGNS

This commitment shall enure to the benefit of and be binding on the parties and their respective successors, executors, administrators, benefactors, heirs and permitted assigns.

17.0    SURVIVAL OF THE TERMS OF THE COMMITMENT

Notwithstanding the registration of the mortgage and the making of advances pursuant to the mortgage, the terms of this commitment shall survive and remain binding on the parties hereto.

18.0    DEFAULT OR ABANDONMENT

Subject to force majeure, in the event of abandonment of the project, the Lender shall be entitled to but not required to, after giving the Borrower fifteen (15) days notice of any abandonment and provided the Borrower fails to forthwith rectify the same, or the Lender may decline to advance further funds and to declare any monies advanced with interest and costs to become forthwith due and payable.

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19.1    CONDITIONS OF ADVANCE

No advance shall be made pursuant to the mortgage until there has been delivered to the Lender or the Lender has received and, where necessary, the Lender’s consent or approval has been given with respect to the following material in the Lender’s sole discretion and at the Borrower’s sole expense:

(a)	An appraisal of the subject properties prepared by an AACI appraiser satisfactory to the Lender;
(b)	A survey of the premises or coverage in a lender’s title insurance policy in accordance with Section 8;
(c)	A search of title with respect to the subject property.
(d)	Any leases with respect to the premises being satisfactory to the Lender.
(e)	A site visit satisfactory to the lender.
(f)	A holdback for repairs required to the premises, if applicable.
(g)	Payment of outstanding debts satisfactory to lender.
(h)	Such environmental audit reports as may be available;
(i)	Such further and other matters as the Lender’s solicitor may advise;

D & D Brannan Consultants Inc.
Witness: __________________________________________________________
A.S.O.- David P. Brannan
I have the authority to bind the corporation

Witness: __________________________________________________________
A.S.O.- Deborah Brannan
I have the authority to bind the corporation

Table Rock Holdings Inc.
Witness: __________________________________________________________
A.S.O.- Ron Williamson
I have the authority to bind the corporation

1916761 Ontario Limited
Witness: __________________________________________________________
A.S.O.- Malek R. Smith
I have the authority to bind the corporation

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